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                                  Diamond Hill
                                  ------------
                             Investment Group, Inc.


FOR IMMEDIATE RELEASE:
                                               Investor Contact:
                                               James F. Laird
                                               Chief Financial Officer
                                               614-255-3353
                                               E-mail: (jlaird@diamond-hill.com)


                       DIAMOND HILL INVESTMENT GROUP, INC.
             ANNOUNCES RESULTS FOR THE YEAR ENDED DECEMBER 31, 2002


     Columbus, Ohio --March 28, 2003, -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported results for the year ended December 31, 2002. Operating revenues totaled $962,093 compared to $1,161,304 for the year ended December 31, 2001. The net loss was $2,463,623, or $1.73 per share, compared to a net loss of $1,502,533, or $.93 per share, for year ended December 31, 2001.

     Ric Dillon, president and chief investment officer stated, "When I joined the organization nearly three years ago, we embarked on a business plan to build a money management organization with a financial goal to achieve breakeven in 2003 and solid profitability in 2005. The past three years have been extremely difficult for the investment industry, and although in most respects we fared better than our competition, it has been a difficult period for our young firm. While the environment hurt our operating results and delayed our goal to reach breakeven, we continue to build a strong foundation and make important progress. In 2002, an important positive development was the continued growth in our assets under management and investment management fee revenue; assets under management ended 2002 at $110 million up 57% over 2001. For the long-term, our confidence remains high as evidenced by the continuation in 2002 of our stock buyback program."

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            375 North Front Street, Suite 300, Columbus, Ohio 43215
                         614-255-3333 o fax 614-255-3363